UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2009, Empire Resorts, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Loan Agreement, dated as of January 11, 2005, among the Company, the guarantors listed on the signature page thereto and Bank of Scotland (the “Loan Agreement”). The Amendment extends the maturity date of the Loan Agreement from June 30, 2009 to July 10, 2009.  The Company has entered into a commitment letter with a third party lender pursuant to which such third party lender would acquire at par, net of accrued interest, by assignment the loans made by Bank of Scotland to the Company pursuant to the Loan Agreement.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such amendment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2009, the Company entered into an employment agreement with Charles Degliomini, to continue to serve as the Company’s Executive Vice President (the “Degliomini Agreement”).  The Degliomini Agreement provides for a term ending on June 29, 2012 (the “Degliomini Term”) unless Mr. Degliomini’s employment is terminated by either party in accordance with the provisions thereof.  Mr. Degliomini is to receive a base salary at the annual rate of $225,000 for the first year of the Degliomini Term, $243,500 for the second year of the Degliomini Term and $250,000 for the third year of the Degliomini Term and such incentive compensation and bonuses, if any, (i) as the Compensation Committee of the Board of Directors in its discretion may determine, and (ii) to which the Mr. Degliomini may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which he is a participant.  The first year salary represents a pay reduction of 10% from the previously agreed upon salary for Mr. Degliomini, consistent with the salary reduction imposed upon all employees.  As an additional incentive for entering into the agreement, Mr. Degliomini received an option to purchase 300,000 shares of the Company’s common stock on April 23, 2009 pursuant to the Company’s 2005 Equity Incentive Plan.  In the event that the Company terminates Mr. Degliomini's employment with Cause (as defined in the Degliomini Agreement) or Mr. Degliomini resigns without Good Reason (as defined in the Degliomini Agreement), the Company's obligations are limited generally to paying Mr. Degliomini his base salary through the termination date.  In the event that the Company terminates Mr. Degliomini's employment without Cause or Mr. Degliomini resigns with Good Reason, the Company is generally obligated to continue to pay Mr. Degliomini's compensation for the lesser of (i) 18 months or (ii) the remainder of the term of the Degliomini Agreement and accelerate the vesting of the options granted in contemplation of the Degliomini Agreement, which options shall remain exercisable through the remainder of its original 5 year term.  In the event that the Company terminates Mr. Degliomini's employment without Cause or Mr. Degliomini resigns with Good Reason on or following a Change of Control (as defined in the Degliomini Agreement), the Company is generally obligated to continue to pay Mr. Degliomini's compensation for the greater of (i) 24 months or (ii) the remainder of the term of the Degliomini Agreement and accelerate the vesting of the options granted in contemplation of the Degliomini Agreement, which options shall remain exercisable through the remainder of its original 5 year term.

On June 29, 2009, the Company entered into an employment agreement with Clifford Ehrlich, to continue to serve as the President and General Manager of Monticello Raceway Management, Inc., the Company’s operating subsidiary (the “Ehrlich Agreement”). The Ehrlich Agreement provides for a term ending on June 29, 2012 (the “Ehrlich Term”) unless Mr. Ehrlich’s employment is terminated by either party in accordance with the provisions thereof.  Mr. Ehrlich is to receive a base salary at the annual rate of $225,000 for the first year of the Ehrlich Term, $243,500 for the second year of the Ehrlich Term and $250,000 for the third year of the Ehrlich Term and such incentive compensation and bonuses, if any, (i) as the Compensation Committee of the Board of Directors in its discretion may determine, and (ii) to which the Mr. Ehrlich may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which he is a participant.  The first year salary represents a pay reduction of 10% from the previously agreed upon salary for Mr. Ehrlich, consistent with the salary reduction imposed upon all employees.  As an additional incentive for entering into the agreement, Mr. Ehrlich received an option to purchase 300,000 shares of the Company’s common stock on April 23, 2009 pursuant to the Company’s 2005 Equity Incentive Plan.  In the event that the Company terminates Mr. Ehrlich's employment with Cause (as defined in the Ehrlich Agreement) or Mr. Ehrlich resigns without Good Reason (as defined in the Ehrlich Agreement), the Company's obligations are limited generally to paying Mr. Ehrlich his base salary through the termination date.  In the event that the Company terminates Mr. Ehrlich's employment without Cause or Mr. Ehrlich resigns with Good Reason, the Company is generally obligated to continue to pay Mr. Ehrlich's compensation for the lesser of (i) 18 months or (ii) the remainder of the term of the Ehrlich Agreement and accelerate the vesting of the options granted in contemplation of the Ehrlich Agreement, which options shall remain exercisable through the remainder of its original 5 year term.  In the event that the Company terminates Mr. Ehrlich's employment without Cause or Mr. Ehrlich resigns with Good Reason on or following a Change of Control (as defined in the Ehrlich Agreement), the Company is generally obligated to continue to pay Mr. Ehrlich's compensation for the greater of (i) 24 months or (ii) the remainder of the term of the Ehrlich Agreement and accelerate the vesting of the options granted in contemplation of the Ehrlich Agreement, which options shall remain exercisable through the remainder of its original 5 year term.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

99.1	Amendment No. 6 to Loan Agreement, dated January 11, 2005 by and among Empire Resorts, Inc., the guarantors listed on the signature page thereto and Bank of Scotland, dated as of June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: June 30, 2009	By:	/s/ Joseph E. Bernstein
		Name:	Joseph E. Bernstein
		Title:	Chief Executive Office